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                                   EXHIBIT 4.1
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  NARRATIVE DESCRIPTION OF SIGNATURE INNS, INC., COMMON STOCK SHARE CERTIFICATE

         Decorative engraving covers approximately 3/4 inch of the top edge and 1/2 inch of the side edges and bottom of the share certificate (the "Certificate"). Larger and more elaborate decorative engraving is included in the upper left and right corners and down approximately 1/3 of the left and right sides. The center of the decorative engraving across the top of the Certificate contains an arching design with points extending to the left and right. Centered in the decorative engraving along the bottom of the Certificate is a space of approximately 2 inches where the engraving is narrowed to approximately 1/8 inch and bordered by decorative engraving simulating waves breaking.

         Centered directly below the arch in the center of the decorative engraving across the top of the Certificate in large text is the word "Signature." Centered directly below the word "Signature," also in large text, are the word "Inns" and the Company's stylized "S" logo. Centered directly below the word "Inns" and the stylized "S" logo in smaller text is the word "Inc." Centered directly below the word "Inc." is the text: "INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA" on one line and the text: "THIS CERTIFICATE IS TRANSFERABLE EITHER IN CHICAGO, IL. OR IN NEW YORK, N.Y." on the line directly below. In the upper left and right corners of the Certificate are boxes with elaborate decorate engraving, each containing a rectangular shaded box (approximately 3/4 inch by 1 1/2 inches). Above each elaborately engraved box are the words "COMMON STOCK." Situated in an arching banner above the shaded rectangular box within the decoratively engraved box in the upper left corner of the Certificate is the word "NUMBER." Situated in an arching banner above the shaded rectangular box within the decoratively engraved box in the upper right corner of the Certificate is the word "SHARES." Directly below the elaborately engraved box in the upper right corner of the Certificate is the text: "CUSIP 826680 20 9" and "SEE REVERSE FOR CERTAIN DEFINITIONS.

         Centered in the middle of the Certificate is a large shaded box (approximately 1 3/4 inches by 8 1/2 inches). In the upper left corner of the large shaded box is the text (in script): "This Certifies that." In the lower left corner of the large shaded box is the text (in script): "is the owner of."

         Centered below the large shaded box is the following text:

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITHOUT PAR VALUE
OF
                              SIGNATURE INNS, INC.

(in script) (herein called the "Corporation") transferrable on the books of the corporation by said owner in person or by duly authorized attorneys upon surrender of this Certificate properly endorsed. This Certificate and the shares of stock represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the By-Laws of the Corporation, and any amendments thereto, copies of which are on file with the Secretary of the Corporation and to the laws of the State of Indiana from time to time in effect, to all of which the holder, by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and


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Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: [blank]


         /s/ David R. Miller                          /s/ John D. Bontreger
                  Secretary                                     President

         In the lower left corner of the Certificate is circular corporate seal of Signature Inns, Inc. (approximately 2 inches in diameter) containing the text: "Signature Inns, Inc." "Corporate Seal" "Indiana."

         On the lower right side of the Certificate in small capital letters the following words appear vertically: "Countersigned and Registered:" "Harris Trust and Savings Bank" "Transfer Agent and Registrar" "By" "Authorized Signature."


            The back of the Certificate contains the following text:

         The Corporation is authorized to issue preferred shares having such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be determined by the Corporation's Board of Directors. The Corporation shall furnish the holder hereof with a written summary of the relative rights, preferences and limitations applicable to each class of shares the Corporation is authorized to issue upon written request without charge.

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Signature Inns, Inc. and Harris Trust and Savings Bank (the "Rights Agent") dated as of October 31, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent officer, may become null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common        UNIF GIFT MIN ACT - ___, Custodian_____
TEN ENT -   as tenants by the entities                     (cust)        (minor)
JT TEN -    as joint tenants with rights      under Uniform Transfers to Minors


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             of survivorship and not                   Act_________________
             tenants in common                                (state)

       Additional abbreviations may be used though not in the above list.

  FOR VALUE RECEIVED, __________________ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby Irrevocably constitute and appoint

________________________________________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Date____________________________            ___________________________________
                                            Signature

                                            ___________________________________
                                            Signature

                                            NOTICE: THE SIGNATURE TO THIS
                                                    ASSIGNMENT MUST CORRESPOND
                                                    WITH THE NAME AS WRITTEN
                                                    UPON THE FACE OF THE
                                                    CERTIFICATE, IN EVERY
                                                    PARTICULAR, WITHOUT
                                                    ALTERATION OR ENLARGEMENT,
                                                    OR ANY CHANGE WHATSOEVER.


                           Signature(s) Guaranteed: ___________________________


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                                                    THE SIGNATURE(S) SHOULD BE
                                                    GUARANTEED BY AN ELIGIBLE
                                                    GUARANTOR INSTITUTION
                                                    (BANKS, STOCKBROKERS,
                                                    SAVINGS AND LOAN
                                                    ASSOCIATIONS AND CREDIT
                                                    UNIONS WITH MEMBERSHIP IN AN
                                                    APPROVED SIGNATURE GUARANTEE
                                                    MEDALLION PROGRAM), PURSUANT
                                                    TO S.E.C. RULE 17Ad-15.